                                                                    EXHIBIT 10.1

                               AMENDMENT NO. ONE
                                      TO
                              OPERATING AGREEMENT
                                      OF
                             OM OPERATING, L.L.C.


     This Amendment No. One ("Amendment") is entered into effective as of April 15, 1998 and amends that certain Operating Agreement of OM Operating, L.L.C. dated as of July 18, 1994 (the "Agreement") by and between OM Investors, Inc., whose Membership Interest is now owned by North American Gaming and Entertainment Corporation ("NAMGC"), and Donald I. Williams ("Williams"). This Amendment is executed by NAMGC and Williams for the purposes set forth herein. Capitalized terms used in this Amendment shall have the same meaning as in the Agreement, unless the context herein clearly indicates otherwise.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged by each of the parties hereto, the parties hereto acknowledge and agree as follows:

     1.   NAMGC hereby contributes its 20% gross income allocation set forth in
Section 4.1 in exchange for Williams' agreement that NAMGC owns 99% of the Membership Interests (herein so called) and Sharing Ratios and Williams owns 1%.

     2. Concurrently and simultaneously with the contribution of the 20% gross income allocation and acquisition of Membership Interests and Sharing Ratios from the Company aggregating 99% of the Membership Interests and Sharing Ratios by NAMGC, NAMGC hereby sells, assigns and transfers to Williams 50% of the Membership Interests and Sharing Ratios owned by NAMGC in consideration of the execution and delivery by Williams of a $4,000,000 Note (the "Note") payable to NAMGC and simultaneous pledge by Williams of his Membership Interests and Sharing Ratios as collateral security for repayment of the Note. Following the sale, assignment and transfer to Williams, the parties hereto acknowledge and agree that the Membership Interests and Sharing Ratios in the Company are owned 49% by NAMGC and 51% by Williams, and it is the intent of the parties that the Capital Accounts of the parties as a result of these transactions shall be in the ratio of 49% for NAMGC and 51% for Williams for all purposes after the date of this Amendment, without distributions of cash or other property to either Member, and the parties hereto agree to take such actions to cause the Capital Accounts to be consistent therewith. Further, the parties consent to and acknowledge the pledge by Williams of his Membership Interests and Sharing Ratios to NAMGC.

     3.   Section 2.6.3 is hereby amended to read in its entirety as follows:

          "2.6.3 Vote Necessary for Decisions. Except as otherwise provided in the Act, the Articles or the Operating Agreement, all decisions of the Members shall be made by

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

          Members owning 65% of the Sharing Ratios."

     4. Section 4.1 is hereby deleted and all references in the Agreement to the 20% gross income allocation are also hereby deleted, including, without limitation, the references at Sections 4.2 and 4.4.1.

     5.   Section 4.4 is hereby amended to delete the word "unanimous".  Section
4.4 is also hereby amended to add the following paragraph after Subsection
4.4.3:

          "Notwithstanding the above provisions of this Section 4.4, the Company shall distribute, if not already distributed through monthly distributions, an amount to each Member equal to forty percent (40%) of the net taxable income of the Company for the preceding taxable year allocated to each Member, so the Members may use such distributions to pay their individual taxes on their pro rata share of said taxable income, with such distribution, or the remainder thereof after taking into account monthly distributions, to be made within seventy-five (75) days following the end of the taxable year to which such distribution relates".

     6.   Section 4.4.1 is hereby deleted.

     7. Section 5.1 is hereby amended by deleting the word "unanimous" and by adding the following clause and sentence at the end of the first sentence thereof:

          "of the Members; provided, however, that notwithstanding the foregoing provision or any other provision in this Operating Agreement to the contrary, for as long as the Note remains unpaid there shall only be one Manager of the Company and NAMGC shall be entitled to designate and appoint, and change from time to time, such Manager with the consent of Williams (which consent shall not be unreasonably withheld) by delivering written notice to Williams, whereupon Williams shall have five (5) days to object to such appointment or change by delivering written notice thereof to NAMGC, and upon any such objection, NAMGC shall designate a different Manager and deliver written notice thereof to Williams for his consent; and, provided, further, that in the event the appointed Manager repeatedly fails to satisfactorily perform such Manager's duties hereunder, Williams shall have the right to notify NAMGC who shall appoint a new Manager if the existing Manager does not cure such failures. NAMGC's designation and appointment as Manager as of the date of this Amendment is George J. Akmon, which is hereby approved by Williams. Upon payment in full of the Note, the Manager designated by NAMGC shall be deemed automatically removed and the Members shall elect one or more Managers under Section 5.1."

     8. Section 5.2 is hereby amended by deleting the last sentence and replacing it with the following sentence:

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          "Subject to the provisions of Section 5.1, any Manager elected or appointed by the Members may be removed at any time by a vote of Members owning 65% of the Sharing Ratios."

     9.   Section 5.3 is hereby amended by deleting the first sentence.

     10. Sections 5.3.1 and 5.3.2 are hereby amended by deleting everything appearing after the word "Company" in each Section.

     11.  Section 5.3.3 is hereby amended by deleting words "Managers or".

     12. Section 5.3.4 is hereby amended by adding the following clause at the end of such Section: ", other than Williams under his Employment Agreement described in Section 8.16 or NAMGC under its Consulting and Administrative Agreement described in Section 8.17".

     13. Sections 5.3.5 and 5.3.6 are hereby amended by deleting the word "unanimous".

     14. Section 5.3.9 is hereby amended to add the following clause at the end of such Section: "to take such actions as are within his authority otherwise granted in this Section 5.3".

     15. Section 5.3.10 is hereby amended by deleting the word "unanimous" in both places where it is used and by deleting the clause "or, where authorized herein, by majority vote of Members".

     16.  Section 5.4 is hereby amended by deleting the word "unanimous".

     17. Section 5.4.1 is hereby amended by deleting the words "five" and "unanimous".

     18.  Section 5.4.14 is hereby deleted.

     19. Section 5.5 is hereby amended by deleting the words "unanimous vote" and adding in place thereof the words "vote of Members owning at least 65% of the Sharing Ratios".

     20. Sections 6.3.1 and 6.3.2 are hereby deleted and replaced with the phrase "Intentionally Omitted."

     21. Section 6.3.3 is hereby amended to change "OM's" to "NAMGC's", and by adding the following clause at the end of such Subsection: ", except in accordance with Section 6.4, Section 6.5 or Section 6.6."

     22.  Section 6.3.4 is hereby amended to read in its entirety as follows:

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          "6.3.4 Agrees that he shall not have the right to transfer or assign his Membership Interests or Sharing Ratios, or any portion thereof or rights therein, to any person unless such person is a Louisiana resident that satisfies all of the suitability requirements under applicable Louisiana law necessary for the Company to obtain and hold all Louisiana gaming licenses necessary for the operation of its video poker casinos, and except in accordance with Section 6.4, Section 6.5 or Section 6.6."

     23.  A new Section 6.4 is hereby added:

          "6.4 Transfer to Family Members by Williams. Notwithstanding any provision hereof to the contrary, including Sections 6.1, 6.3.3 and 6.3.4, Williams shall be entitled to transfer all or a portion of his Membership Interests and Sharing Ratios by inter vivos gift or at death to (i) his spouse, (ii) his descendants, or (iii) a limited liability company or family partnership owned 100% by Williams, his spouse and/or his descendants, provided, (a) such transferee shall take such Membership Interests and Sharing Ratios fully subject to the terms and conditions of this Agreement and shall execute a written instrument acknowledging such fact and agreeing to be bound by all of the terms and conditions of this Agreement, and (b) such transferee is a Louisiana resident that satisfies all of the suitability requirements under applicable Louisiana law necessary for the Company to obtain and hold all Louisiana gaming licenses necessary for the operation of its video poker casinos. Upon satisfaction of the foregoing, such transferee shall be considered a Member hereunder. It shall not be necessary to obtain the prior consent of NAMGC to any such allowed transfer, but Williams shall provide prior written notice of the pending transfer to NAMGC and evidence that all of the conditions set forth in this Section 6.4 have been satisfied, as a condition precedent to the valid and effective transfer. Any such transferee shall take such Membership Interests and Sharing Ratios fully subject to the Note and any shortfall loans made pursuant to
          Section 8.18(c), together with any security interests, pledges and/or assignments of Cash Flow or collateral related thereto."

     24.  A new Section 6.5 is hereby added:

          "6.5   Buy-Sell Upon Loss of Suitability. NAMGC and Williams (which shall be binding on his transferees under Section 6.4) hereby agree to the following buy-sell provisions in the event either of them fails to meet the suitability requirements under the Louisiana Video Draw Poker Devices Control Law or other applicable gaming laws (the "Applicable Laws") necessary for the Company to obtain and hold all Louisiana gaming licenses necessary for the operation of its video poker casinos, or, in the case of Williams (or such transferees), Williams (or such transferees) ceases to be a Louisiana resident:

          6.5.1 Williams' Loss of Suitability. In the event Williams (or his transferees under Section 6.4, as applicable) fails to continue to meet the suitability requirements under

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          Applicable Laws or ceases to be a Louisiana resident, then the provisions of Section 6.5.3 shall immediately become applicable and Williams (or such transferee) shall be referred to as the "Nonsuitable Member" in Section 6.5.3 and NAMGC shall be referred to as the "Other Member" in Section 6.5.3.

          6.5.2 NAMGC's Loss of Suitability. In the event NAMGC fails to continue to meet the suitability requirements under Applicable Laws, then the provisions of Section 6.5.3 shall immediately become applicable and NAMGC shall be referred to in Section 6.5.3 as the Nonsuitable Member and Williams (or such transferees) shall be referred to individually and collectively as the Other Member.

          6.5.3 Buy-Sell Procedures. Upon the occurrence of the situation described in Section 6.5.1 or Section 6.5.2, as applicable, so that this Section 6.5.3 becomes applicable, the Nonsuitable Member shall have the right to contest, in accordance with applicable administrative and judicial process, at its or his expense, the determination by the applicable governmental authority that the Nonsuitable Member has become unsuitable, or the Nonsuitable Member may accept such determination. Upon the acceptance of such determination (without contest, or during the administrative and judicial process), or at the conclusion of the applicable administrative and judicial process at which time the determination of unsuitability was upheld, whichever occurs first, the Nonsuitable Member shall have thirty (30) days (or such shorter period of time if required by law or mandated by applicable governmental authorities) to sell, gift or otherwise transfer such Nonsuitable Member's Membership Interests and Sharing Ratios to a transferee who meets the suitability requirements of Applicable Laws, who must also be a Louisiana resident if Williams (or his transferee) is the Nonsuitable Member, at such price as may be negotiated between the Nonsuitable Member and the person or entity to whom the Nonsuitable Member's Membership Interests and Sharing Ratios will be assigned (the "Assignee"); provided, however, that the Other Member must give his or its consent to the transfer to the Assignee and to the Assignee becoming a Member hereunder, which consent may not be unreasonably withheld; and, provided, further, that if the Other Member objects and withholds consent, such Other Member must deliver along with his or its written objection the specific detailed reasons for objecting to such Assignee and the reasons why the Other Member believes such reasons satisfy the requirement that the consent has been withheld in the exercise of "reasonable" discretion. If the Nonsuitable Member believes that such reasons do not constitute a "reasonable" objection, the Nonsuitable Member shall be entitled to object by written notice to the Other Member giving the reasons therefor, and if the Nonsuitable Member and Other Member shall not be able to agree within five (5) days whether the Assignee is acceptable or not acceptable, the Nonsuitable Member shall not transfer the Membership Interests and Sharing Ratios to such proposed Assignee, but shall retain all rights and remedies, including for damages, which he or it may have against Other Member if the rejection by the Other Member is

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          ultimately determined not to have been reasonable. Notwithstanding the foregoing, if the Other Member has rejected a proposed Assignee, the Nonsuitable Member shall have the opportunity to present other proposed Assignees who will be reviewed by the Other Member in accordance with this Section 6.5.3, until expiration of the thirty
          (30) days (or such shorter period of time if required by law or mandated by applicable governmental authorities).

          If the Other Member does not object to the proposed Assignee, or objects but the Nonsuitable Member and Other Member are able to agree that such proposed Assignee is acceptable during the five (5) day period referenced above, the Nonsuitable Member shall be entitled to transfer his or its Membership Interests and Sharing Ratios to the proposed Assignee, which transfer must be effective prior to the expiration of the thirty (30) day period (or shorter period required by law or dictated by the governmental authorities) referenced in the preceding paragraph, and upon closing thereof, the Assignee shall take such Membership Interests and Sharing Ratios fully subject to the terms and conditions of this Agreement and shall execute a written instrument acknowledging such fact and agreeing to be bound by all of the terms and conditions of this Agreement. Upon satisfaction of the foregoing, the Assignee shall be considered a Member hereunder.

          In the event the Nonsuitable Member shall not be able to find a proposed Assignee, or the Other Member objects to such proposed Assignee in the exercise of reasonable discretion, or the closing of the transfer to the Assignee does not take place within the required time period noted in the preceding paragraph, the Other Member shall have the right to locate a suitable purchaser of the Nonsuitable Member's Membership Interests and Sharing Ratios for a period of ninety (90) days after the expiration of the thirty (30) day period referenced in the first paragraph of this Section 6.5.3 to locate a purchaser (including, but not limited to the Other Member, himself or itself) who meets the suitability requirements under Applicable Law and the Nonsuitable Member hereby agrees to sell his or its Membership Interests and Sharing Ratios to such purchaser at a purchase price equal to two (2) times the Nonsuitable Member's allocable share of the net operating income of the Company for the preceding calendar year, with such purchase price to be paid in cash prior to expiration of said ninety (90) day period.

     25. The Agreement is hereby amended by adding new Section 6.6 to read as follows:

          "Right of Members to Sell Membership Interests and Sharing Ratios. Each Member shall have the absolute right to sell his or its Membership Interest and Sharing Ratios to any person or entity at such price and upon such terms and conditions as may be agreed between the selling Member ("Selling Member") and such person or entity, upon compliance with the terms and conditions of this Section 6.6. Further, NAMGC shall have the right to assign the Consulting and Administrative Agreement

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          (referenced in Section 8.17) to such person or entity upon such terms and conditions as may be negotiated between NAMGC and such purchaser or entity.

          In order for the Selling Member to be able to sell his or its Membership Interests and Sharing Ratios, and for NAMGC to assign the Consulting and Administrative Agreement if it is the Selling Member, the Selling Member must give written notice to the other Member (the "Other Member") that the Selling Member plans to sell his or its Membership Interests and Sharing Ratios (and assign the Consulting and Administrative Agreement, if applicable) to a proposed purchaser (the "Purchaser") at least thirty (30) days prior to consummation of the proposed sale. The Other Member shall then be required within fifteen
          (15) days following receipt of such notice of proposed sale to consent to the Purchaser purchasing the Selling Member's Membership Interests and Sharing Ratios (and the Consulting and Administrative Agreement, if applicable) and to such Purchaser becoming a Member hereunder, which consent may not be unreasonably withheld. In the event the Other Member objects in writing and withholds consent within said fifteen
          (15) day period, such Other Member must deliver along with his or its written objection the specific detailed reasons for objecting to such Purchaser becoming a Member, and/or such Purchaser becoming an assignee under and assuming the Consulting and Administrative Agreement, if applicable, and the reasons why the Other Member believes such reasons satisfy the requirement that the consent has been withheld in the exercise of "reasonable" discretion. If the Selling Member believes that such reasons do not constitute a "reasonable" objection, the Selling Member shall be entitled to object by written notice to the Other Member giving the reasons therefor, and if the Selling Member and Other Member shall not be able to agree within five (5) days whether the Purchaser is acceptable or not acceptable as a Member, or as an assignee under the Consulting and Administrative Agreement, if applicable, the Selling Member (i) shall not transfer the Membership Interests and Sharing Ratios to such proposed Purchaser if that was the objection; or (ii) may sell the Membership Interests and Sharing Ratios to such proposed Purchaser if the Other Member did not object, but not assign the Consulting and Administrative Agreement to such proposed Purchaser if that was the objection; or (iii) may elect not to transfer the Membership Interest and Sharing Ratios to such proposed Purchaser or assign the Consulting and Administrative Agreement because said assignment was objected to by the Other Member; but the Selling Member shall retain all rights and remedies, including for damages, which he or it may have against the Other Member if the rejection by the Other Member of either the transfer of Membership Interests and Sharing Ratios or the assignment of the Consulting and Administrative Agreement, as applicable, is ultimately determined not to have been reasonable.

          If the Other Member does not object to the proposed Purchaser, or objects but the Selling Member and Other Member are able to agree that such proposed Purchaser is acceptable during the five (5) day period referenced above, the Selling Member

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          shall be entitled to transfer his or its Membership Interests and
          Sharing Ratios to the proposed Purchaser, and NAMGC shall be entitled to assign the Consulting and Administrative Agreement to such Purchaser if allowed under the preceding paragraph, and upon closing thereof, the Purchaser shall take such Membership Interests and Sharing Ratios fully subject to the terms and conditions of this Agreement and shall execute a written instrument acknowledging such fact and agreeing to be bound by all of the terms and conditions of this Agreement. Upon satisfaction of the foregoing, the Purchaser shall be considered a Member hereunder. Further, at such closing, NAMGC shall assign the Consulting and Administrative Agreement to such Purchaser who shall assume all of the rights, responsibilities and duties of NAMGC thereunder, and NAMGC shall be released from any further responsibilities, duties, obligations or obligations thereunder.

     26. Section 8.2 is hereby amended by deleting the words "OM Investors, Inc." and substituting in their place the words "North American Gaming and Entertainment Corporation" and adding the following clause at the end of such
Section: "to satisfy its financial reporting requirements under applicable securities laws".

     27. Section 8.4.1 is hereby amended by substituting the word "shall" for the word "may" in the first sentence of such Section.

     28. Section 8.5 is hereby amended by adding the following clause at the beginning of such Section: "Subject to the provisions of Section 8.18,".

     29. Section 8.6 is hereby amended by adding the word "Manager," before the word "Member" in the second line of such Section.

     30. Section 8.8 is hereby amended by adding the following clause at the end of the first sentence: "owned by the Company."

     31. Section 8.10 is hereby amended by deleting the words "addressed as shown on the first page hereof" appearing at the end of the first sentence, and by substituting in their place the following words "addressed to the latest address of the addressee appearing in the records of the Company".

     32.  The Agreement is hereby amended by adding new Sections 8.16, 8.17,
8.18 and 8.19 to read as follows:

          "8.16 Employment Agreement with Williams. The Company is hereby authorized to enter into an Employment Agreement with Williams, dated of even date herewith, pursuant to which the Company will pay to Williams a salary of $250,000 per year for a term to expire at the later of expiration of four years or upon payment in full by Williams of the Note. Thereafter, there shall be no Employment Agreement between

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          the Company and Williams unless NAMGC approves the terms and conditions thereof, including the salary. As part of the Employment Agreement dated of even date herewith, Williams shall be reimbursed for reasonable expenses incurred by him on behalf of the Company or in furtherance of his obligations under the Employment Agreement."

          "8.17 Consulting and Administrative Agreement. The Company is hereby authorized to enter into the Consulting and Administrative Agreement with NAMGC dated as of the date of this Amendment."

          "8.18  No Acquisition of Operations by Certain Parties.

          (a) Each of Williams (and any permitted transferee or assignee pursuant to Section 6.4, all of such persons or entities being hereinafter collectively and individually referred to along with Williams in this Section 8.18 as "Williams") and NAMGC (for itself and its subsidiaries) agree that they will bring all truck stop video poker casino opportunities in Louisiana to the Company for evaluation and pursuit by the Company and neither will, directly or indirectly in any manner, be involved with or obtain an interest in any other such opportunity without first bringing it to and offering it to the Company; and, in this regard, Williams agrees that any such opportunity pursued by his wife or daughters shall be deemed for all purposes to be an opportunity that should have been brought by him to the Company, and Williams, therefore, agrees to bring any such opportunity to the Company in accordance with this Section; provided, however, that this prohibition shall not prohibit NAMGC from acting as manager of a truck stop video poker casino pursuant to a bona fide management agreement with a third party. When such opportunity is brought to the Company, the person or entity bringing such opportunity to the Company (hereinafter, the "Finder") shall set forth in detail all of the essential terms and conditions relating to the participation in such opportunity by the Finder which is being made available to the Company. The Company shall have thirty (30) days to determine whether to pursue and obtain such opportunity. If NAMGC decides the Company should pursue and obtain any such opportunity presented by Williams, then NAMGC's decision shall be binding on the Company and Williams and no other vote of the Members shall be required. If Williams decides the Company should pursue and obtain any such opportunity presented by NAMGC (or any of its subsidiaries), then Williams' decision shall be binding on the Company and NAMGC and no other vote of the Members shall be required. Written notice of the decision to pursue and obtain any presented opportunity shall be delivered to the Finder within thirty (30) days following the date the Finder has delivered the description of the opportunity in the detail required by this Section 8.18 to the non-presenting party and to the Company. Subject to the other terms and conditions of this Section 8.18, if the Company decides not to pursue and obtain an opportunity presented by the Finder, the Finder may for the following one hundred twenty (120) days pursue such

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          opportunity upon the same terms and conditions described in the presentation made to the non-presenting party pursuant to this Section 8.18; provided, if the terms and conditions ultimately vary by 5% or more either way then the Finder shall be obligated to bring the opportunity back to the Company for re-consideration and may not pursue the opportunity himself or itself or with any other participant until the opportunity has been re-presented to the Company for consideration pursuant to this Section 8.18 as if it had never been presented; and, provided, further, if the opportunity is not fully documented and closed by the Finder within said one hundred twenty
          (120) days, then the Finder must again re-present the opportunity to the Company for re-consideration. All opportunities shall be brought to the Company in accordance with this Section 8.18 notwithstanding the fact that one or more opportunities have been brought to the Company which were not pursued by the Company. The parties hereto agree that the Port Allen project, the "Houma" project and the "Goldrush" project have been presented to the Company and the Company has elected to pursue such opportunities. The parties also acknowledge that Williams is the Finder for each of these three opportunities.

          NAMGC agrees to adopt a policy that officers and key employees cannot individually pursue truck stop video poker casinos in Louisiana and NAMGC agrees to vigorously pursue its rights against any officer or key employee violating such policy so that such opportunities shall be brought to NAMGC, who in turn shall bring them to the Company in accordance with this Section 8.18(a). Further, NAMGC agrees to obtain a written agreement from E.H. Hawes, II whereby he agrees that he will not pursue any video poker truck stop casinos in Louisiana, and will bring all such opportunities to NAMGC, for as long as he is an officer, director or beneficial owner of 5% or more of the outstanding common stock of NAMGC, so that NAMGC can then bring those opportunities to the Company in accordance with this Section 8.18(a).

          (b) NAMGC and Williams hereby agree that a Finder may not bring to the Company for its consideration more than ten (10) opportunities during any calendar year; may not bring to the Company for consideration more than four (4) opportunities at any one time; and may not bring to the Company for consideration any opportunity which, when coupled with the projects already under consideration or construction, would exceed four (4) opportunities and projects. It is acknowledged and agreed that this prohibition is to prevent either party from overloading the other party and the Company with opportunities so that opportunities cannot be pursued by the Company because of the magnitude thereof, resulting in the Finder being allowed to pursue such opportunities. Neither party desires such result and, therefore, they agree to these prohibitions. As a result of these prohibitions, neither party will be able to pursue any such opportunities which they are prohibited from bringing to the Company, until such opportunities have actually been presented to the Company in accordance with this Section 8.18. It is further acknowledged and

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          agreed that Williams and any of his permitted assignees and transferees under Section 6.4 shall be considered as one "Finder" for this purpose, so that as a group they are limited by the number of opportunities specified in this Section 8.18(b).

          (c) The Company, NAMGC and Williams agree that the Company will attempt to finance each new project with debt, to the extent possible. If down payments or other equity is required, Williams and NAMGC will discuss and determine whether the Company has sufficient funds to make any such down payment or equity payment, or whether the Members will make additional capital contributions to fund such down payment, or whether the Company will allow other equity participants to be owners of such project, upon such terms and conditions as Williams and NAMGC shall agree. If Williams and NAMGC agree that additional capital contributions should be made by the Members, to the extent the "Finder's Fee" (discussed in Section 8.18(f) below) payable to Williams for such project is not sufficient to fund his share of the capital contribution, then NAMGC shall loan to Williams any shortfall. Any such loan to Williams by NAMGC to cover any shortfalls shall bear interest at 2% over the fluctuating prime rate announced from time to time in The Wall Street Journal. If capital contributions are required, they shall be made 51% by Williams and 49% by NAMGC. If NAMGC loans the amount of any shortfall to Williams, Williams agrees to pledge and assign to NAMGC all cash flow distributed to Williams by the Company, not already designated for payment of his taxes or as payment under the Note, to be applied by NAMGC to repayment in full of such shortfall loan, and to enter into such security agreements and other documents determined to be necessary or advisable by NAMGC to formalize such pledge and assignment of cash flow. Subject to this assignment and security interest, if any, all operating profits and cash and other distributions from any new projects, other than the five existing video poker casinos operated by the Company as of the date of this Amendment, shall be allocated and distributed 51% to Williams and 49% to NAMGC, and each such new projects will be accounted for separately so that operating profit shall mean the gross revenues attributable to such location after reduction for related debt service for such location, rental payments for such location, other expenses directly related to such location, a prorata portion of the salary paid to Donald I. Williams ("D. Williams"), and the Finder's Fee paid to D. Williams for such location, but prior to payments under the Note or NAMGC's Consulting and Administrative Agreement, other than the $50,000 attributable to such location.

          (d) Subject to the limitations described in Section 8.18(b), if the Company is not able to obtain financing for a project, through debt, down payments, capital contributions and/or other equity participants under the provisions of Section 8.18(c) within one hundred twenty
          (120) days after electing under Section 8.18(a) to pursue an opportunity, the Finder shall have the right to pursue such opportunity as if the opportunity had been rejected initially by the Company effective as of the expiration of such one hundred twenty
          (120) day period, or earlier upon written notice by the


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

          Company and the non-presenting party that the Company will not be able to obtain satisfactory financing to pursue the opportunity, provided, the non-Finder shall have a right of first refusal to participate in such opportunity upon the same terms and conditions offered by Finder to one or more third parties, as long as the non-Finder delivers written notice of its election to so participate to the Finder within fifteen (15) calendar days after receipt of such terms and conditions from Finder. Non-Finder shall not be entitled to pursue such opportunity during the period Finder is pursuing it under this Section 8.18(d), and thereafter may pursue it only if the non-Finder brings such opportunity first to the Company in accordance with this Section 8.18, whereupon D. Williams shall be entitled to his Finder's Fee if the Company consummate such opportunity and D. Williams was the original Finder.

          (e) Williams hereby represents and warrants to, and agrees with, the Company and NAMGC that neither Williams nor any affiliated person or entity will hire or retain any employee or former employee of the Company or NAMGC as an employee, consultant or otherwise in any other capacity with respect to any opportunity pursued by Williams or any affiliated person or entity.

          NAMGC hereby represents and warrants to, and agrees with, the Company and Williams that neither NAMGC nor any of its subsidiaries or affiliated entities will hire or retain any employee or former employee of the Company or Williams as an employee, consultant or otherwise in any other capacity with respect to any opportunity pursued by NAMGC or its subsidiaries or affiliated entities.

          (f) The Company hereby agrees to pay D. Williams a "Finder's Fee" (herein so called) of $50,000 for each new truck stop video poker casino project brought to the Company by D. Williams which is accepted and constructed by the Company, with such payment to be made upon the Company obtaining satisfactory financing and receiving funding under such financing arrangements to commence construction."

          "8.19 Port Allen Project. NAMGC and Williams agree to use their respective best efforts to develop the new location in Port Allen, and to obtain the necessary financing. Upon obtaining satisfactory financing, NAMGC will cause the existing lease covering the Port Allen location to be assigned to River Port Truck Stop, LLC, an entity to be formed to be owned 50% by NAMGC and 50% by Williams. NAMGC and Williams each agree that River Port Truck Stop, LLC can issue additional units to reduce Williams' and NAMGC's interests to no less than 40% each (such reduction to be pro rata), at the election of NAMGC. Williams will be paid a Finder's Fee upon the opening of the truck stop video poker casino at this location. The operations of this video poker casino will be accounted for separately from the five existing video poker casinos operated by the Company as of the Effective Date of this Amendment so that all operating profit (after related debt service for such location, rental payments for such location, other expenses directly

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

          related to such location, a prorata portion of Williams' salary, and the Finder's Fee paid to D. Williams for such location, but prior to payments under the Note or NAMGC's Consulting and Administrative Agreement, other than the $50,000 attributable to such location) will be allocated and distributed to Williams and NAMGC according to their membership interests and sharing ratios in River Port Truck Stop, LLC."

          "8.20 License and Lease of The Gold Rush. NAMGC, for itself and Ozdon Investments, Inc., its wholly owned subsidiary ("Ozdon"), hereby agrees that the License to Operate Video Poker Casino ("License") dated December 15, 1995 between Ozdon and the Company shall continue in full force and effect until the tenth anniversary of the date of this Amendment; provided, however, such License shall be extended by NAMGC/Ozdon if the Company elects to extend for an additional five (5) years the lease described in the following paragraph.

          NAMGC/Ozdon also agree to enter into a ten (10) year triple net lease with the Company, leasing to the Company the land and buildings owned by NAMGC/Ozdon constituting The Gold Rush Truck Stop, in exchange for rental payments of $400,000 per year pursuant to which NAMGC/Ozdon will be responsible for foundation, outer walls and roof and the Company will be responsible for all other repairs and maintenance. NAMGC/Ozdon also agree to a five (5) year renewal option of such lease if elected by Williams, on behalf of the Company, by written notice to NAMGC/Ozdon at least one hundred eighty (180) days prior to expiration of the initial ten (10) year term, during which renewal term the rent will be increased (but not decreased) based on a comparison of the Consumer Price Index at December 31, 1997 for the area in which The Gold Rush Truck Stop is located, compared to the Consumer Price Index for such area as of the last day of the initial ten (10) year term.

          NAMGC/Ozdon will also include in the lease a right of first refusal granted to Williams providing that in the event a sale of the land and buildings, or any portion thereof, constituting The Gold Rush Truck Stop is proposed, NAMGC/Ozdon will give to Williams a right of first refusal to purchase such land and buildings, or any portion thereof, constituting The Gold Rush Truck Stop on the same terms and conditions as proposed in the proposed sale. In the event of a proposed sale, Williams must exercise his right of first refusal by delivering written notice of his election to NAMGC/Ozdon within fifteen (15) days after delivery of notice of the proposed sale to Williams and must enter into a binding agreement to purchase such land and buildings, or any portion thereof, constituting The Gold Rush Truck Stop upon the same terms and conditions as the proposed purchaser within fifteen
          (15) days thereafter, with closing to occur no later than thirty (30) days after such contract is entered into. In the event any of these time deadlines are missed by Williams, NAMGC/Ozdon shall have the right to sell such land and buildings, or any portion thereof, constituting The Gold Rush Truck Stop to the proposed purchaser free and

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

          clear of any restrictions or right of first refusal held by Williams as long as such sale to such proposed purchaser is upon the terms and conditions presented to Williams, or within five percent (5%) either way and is closed within ninety (90) days thereafter ; but if the variance is greater than five percent (5%) or the sale is not closed within ninety (90) days thereafter, then NAMGC/Ozdon must re-present the proposed purchase to Williams under this paragraph as though it had never been presented.

          The Company is authorized to negotiate and enter into a lease setting forth the above terms, and such other terms as may be agreeable by NAMGC and are customary in leases of this kind."

          "8.21 Best Efforts to Retain Licenses. NAMGC and Williams agree to take such actions as is deemed reasonably necessary by NAMGC, Williams or the Company to aid the Company in retaining or obtaining any gaming, liquor or other licenses of the Company required to operate in Louisiana."

          "8.22 Right to Inspect Books and Records. Each of the Members and their representatives shall have the right to inspect and make copies from all books and records of the Company at any time upon reasonable notice to the Company".

          "8.23 Section 754 Election. At the request of Williams, the Company will make an election under Section 754 of the Code with regard to his Membership Interests and Sharing Ratios acquired from NAMGC pursuant to Section 2 of this Amendment."

     33.  Section 9.1.4 is hereby deleted.

     34. Any references to "OM Investors, Inc." or "OM" which have not been deleted or modified pursuant to this Amendment shall be deemed to be automatically amended to refer instead to "North American Gaming and Entertainment Corporation" or "NAMGC", as applicable.

     EXECUTED as of the date and year first above written.

                                    NORTH AMERICAN GAMING AND
                                    ENTERTAINMENT CORPORATION

                                    By:  /s/ E.H. Hawes, II,
                                       ----------------------------------------
                                         Its: President
                                             ----------------------------------

                                      /s/ Donald I. Williams
                                    -------------------------------------------
                                    DONALD I. WILLIAMS

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